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                          SECOND AMENDMENT TO THE
                    PUBLIC SERVICE COMPANY OF NEW MEXICO
                   DIRECTOR RESTRICTED STOCK RETAINER PLAN

             THIS SECOND AMENDMENT to the Public Service Company of New Mexico Director Restricted Stock Retainer Plan (the "Second Amendment") is made this 27th day of April, 1994, by the Public Service Company of New Mexico (the "Company"). If not defined in this Second Amendment, capitalized terms contained herein have the meaning as set forth in the Public Service Company of New Mexico Director Restricted Stock Retainer
Plan  (the "Plan").
             WHEREAS, the Plan was adopted by the Company, effective as of the 1992 annual meeting of the stockholders of the Company, held on May
25, 1992;
             WHEREAS, pursuant to Section 8.1 of the Plan the Board of Directors of the Company (the "Board") reserved the right to amend the Plan; and
             WHEREAS, consistent with its authority, the Board approved the First Amendment to the Plan, effective as of April 16, 1993 (the
"First Amendment").
             NOW, THEREFORE, consistent with its authority, the Board hereby causes the Company to adopt the following further amendments to the Plan:
             1.  Article II. is hereby amended as follows:
                                             A.  New Sections 2.2A and 2.2B.
                    are hereby inserted following Section 2.2 and before
                    Section 2.3., to read as follows:

                                             2.2A.  "Cash Election" shall mean
                    an irrevocable election filed with the Company on or before the Cash Election Date to receive all (but not less than all) of the Retainer in cash, in lieu of Restricted Stock, pursuant to Section 6.1(b).

                                             2.2B.  "Cash Election Date" shall
                    mean the date as described below, on or before which a Director must make his or her Cash Election:

                                   A.  For the Cash Election with respect
                    to the Grant Date occurring on June 1, 1994, the Cash Election Date shall be May 26, 1994.

                                   B.   For the first year in which a
                    Director is eligible to receive a Restricted Stock Grant after the June 1, 1994 Grant Date, the Cash Election Date shall be the first Annual Meeting Date coincident with or immediately following the Director's election or appointment to the Board.

                                   C.  For all other Cash Elections, the
                    Cash Election Date shall be the last day of a Director's tax year, immediately preceding the tax year including a Grant Date of a Restricted Stock Grant.

                                             B.  Section 2.12 is hereby
                    amended in its entirety to read as follows:

                                             2.12  "Grant Date" shall mean the
                    date a Restricted Stock Grant is granted, with the Grant Date for 1994 being June 1, 1994, and with all subsequent Grant Dates being on each Annual Meeting
                    Date thereafter, so long as Restricted Stock Grants continue to be granted pursuant to Section 6.1 and 6.2. hereof.

                                             C.   Section 2.17 "Retainer" is
                    hereby amended by adding the following sentence to the end thereof:

                                             Notwithstanding the foregoing
                    provisions of this Section 2.17, for the period from the 1994 Annual Meeting Date to the 1995 Annual Meeting Date, none of the Retainer shall be earned before the June 1, 1994 Grant Date.
                                             D.  New Sections 2.21 and 2.22
                    are added as follows:

                                             2.21  "Trust"  shall mean the
                    trust established by the Company of even date herewith for the purpose of purchasing and holding the Restricted Stock granted pursuant to Section 6.1(a), and subsequently distributing such shares to the (i) Director upon the lapse of restrictions pursuant to
                    Section 7.4 or (ii) Company upon the forfeiture of such shares pursuant to Section 7.5.

                                             2.22   "Trustee" shall mean the
                    Trustee, or its successor, serving as the Trustee of the Trust.
             2. Section 3.3 is hereby amended in its entirety to read as follows:

                                             3.3   Consistency of Grants and
                    Conditions.   Notwithstanding any of the above, all
                    Restricted Stock Grants as of a Grant Date shall be at the same average per share Fair Market Value, and subject to the same conditions, with respect to each and every Director receiving such Restricted Stock Grants.
             3. The title of ARTICLE VI. is hereby amended in its entirety to read as follows:
CASH ELECTION AND GRANT OF RESTRICTED STOCK
             4. Section 6.1 is amended in its entirety to read as follows:

                                             6.1  Cash Election and Restricted
                    Stock Grants.

                           (a)  Grant of Restricted Stock.  Except as
                    provided for in Section 6.1(b), as of each Grant Date, each Director shall be given a Restricted Stock Grant granting such Director shares of Stock, with the conditions and restrictions as set forth in Section
                    7.1. hereof. The Retainer amount (if it is not paid in cash pursuant to Section 6.1(b) or funded with authorized but unissued shares) shall be paid by the Company to the Trustee (to be held in trust) within an administratively reasonable period of time following
                    the Grant Date.   The Trustee shall purchase, on behalf
                    of the Director, the number of shares of Stock equal to the result obtained by dividing the Retainer in effect on the Grant Date (and not paid in cash, pursuant to
                    Section 6.1(b)) by the Fair Market Value of the Stock on the date of the purchase. If the calculation of the shares granted would result in a fractional share interest, the number of shares shall be rounded up to the highest number of full shares, and the Company shall contribute such additional cash to the Trust,
                    necessary to acquire full shares.   Such Stock shall be
                    purchased by the Trustee within an administratively reasonable period of time following the Grant Date. Each Restricted Stock Grant granted under the Plan shall be evidenced by a written notice pursuant to
                    Section 6.3.

                                             (b)  Cash Election.   On or
                    before the Cash Election Date, each Director is hereby given the right to file an irrevocable Cash Election with the Company electing to receive all (but not less than all) of the Retainer in cash in lieu of Restricted Stock. Any cash to be paid to a Director pursuant to a Cash Election shall be paid to the Director by the Company within an administratively reasonable period of time following the Grant Date. If a Director fails to file a Cash Election on or before the Cash Election Date with respect to a Grant Date, the Director shall receive a grant of Restricted Stock on such Grant Date pursuant to Section 6.1(a).

             5. Section 6.4 is hereby amended by adding the following paragraph to end thereof:

                    The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with such rules, in order to enjoy the exemption from the Exchange Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

             6. Section 7.2(a) is hereby amended in its entirety to read as follows:

                                             (a)  The certificates of shares
             of Restricted Stock granted pursuant to this Plan shall be issued in the sole name of the Recipient, but until such restrictions shall have lapsed in accordance herewith, such certificates shall either be held by:

                                             (i) the Company;
                                             (ii) a custodian designated by
             the Company; or
                                             (iii) the Trustee.

             The Company shall issue, or the custodian or Trustee, as may be applicable, shall issue, a receipt evidencing any Restricted Stock held by it issued in the name of the Recipient.

             7. Section 7.4(b) is hereby amended by deleting the term "Annual Meeting Date" where it appears in the first sentence and replacing the same with "Grant Date".

             8. Except as amended by the First Amendment and this Second Amendment, the Plan is otherwise unchanged.

             IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Public Service Company of New Mexico Director
Restricted Stock Retainer Plan to be executed and effective, as of the date and year first above written.

                                             PUBLIC SERVICE COMPANY
                                             OF NEW MEXICO



                                             By

                                             BENJAMIN F. MONTOYA, President